UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2008 (August 25, 2008)
Concho Resources Inc.
(Exact name of registrant as specified in its charters)

Delaware	001-33615	76-0818600
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 1300 Midland, Texas		79701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, including Area Code: (432) 683-7443
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 25, 2008, Concho Resources Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Darin G. Holderness, which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.
          This Indemnification Agreement is intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.
          The Indemnification Agreement covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Mr. Holderness, in his capacity as an officer, is made, threatened or reasonably expected to be made a party to any suit or proceeding. The Indemnification Agreement generally covers claims relating to the fact that the Mr. Holderness is or was an officer, employee or agent of us or any of our subsidiaries, or is or was serving at our request in such a position for another entity. The Indemnification Agreement also obligates us to promptly advance all expenses incurred in connection with any claim. Mr. Holderness is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that Mr. Holderness is not entitled to indemnification. The indemnification provided under the Indemnification Agreement is not exclusive of any other indemnity rights; however, double payment to Mr. Holderness is prohibited.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 25, 2008, the Board of Directors of the Company elected Mr. Darin G. Holderness, age 44, to the office of Vice President – Chief Financial Officer, Treasurer and Assistant Secretary of the Company to serve until his successor is chosen and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. In connection with election of Mr. Holderness, Steven L. Beal will no longer serve as interim chief financial officer of the Company.
     From May 2008 until August 2008, Mr. Holderness was employed by Eagle Rock Energy Partners, L.P. as senior vice president and chief financial officer. From November 2004 until May 2008, Mr. Holderness served as vice president and chief accounting officer of Pioneer Natural Resources Company. From April 2004 until November 2004, he served as vice president and chief financial officer with Basic Energy Services. From January 1998 until April 2004, he served as vice president and controller and other positions for Pure Resources, Inc. and its predecessors.  Prior to Pure Resources, he served as manager of financial reporting for Aquila Gas Pipeline Corporation from January 1996 to December 1997. Mr. Holderness holds a Bachelor degree of Business Administration in Accounting from Boise State University and is a Certified Public Accountant.
     On August 25, 2008, the Company entered into an employment agreement with Darin G. Holderness. Pursuant to the employment agreement, Mr. Holderness shall receive a minimum annual salary of $250,000. The employment agreement is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by this reference.

     In connection with his employment with the Company, Mr. Holderness received 14,993 shares of restricted stock of the Company and options to purchase 35,000 shares of the Company’s common stock with an exercise price of $33.35. Both the restricted stock and the options will vest in three equal annual installments beginning on August 25, 2009.
Item 7.01 Regulation FD Disclosure.
     On August 25, 2008, the Company announced the election of Mr. Darin G. Holderness to the office of Vice President – Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated August 25, 2008, by and between Concho Resources, Inc. and Darin G. Holderness.

10.2	Employment Agreement, dated August 25, 2008, by and between Concho Resources, Inc. and Darin G. Holderness.

99.1	Press Release dated August 25, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: August 29, 2008	By:	/s/ DAVID W. COPELAND
David W. Copeland
Vice President and General Counsel

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated August 25, 2008, by and between Concho Resources, Inc. and Darin G. Holderness.

10.2	Employment Agreement, dated August 25, 2008, by and between Concho Resources, Inc. and Darin G. Holderness.

99.1	Press Release dated August 25, 2008.